Exhibit 5.1

[Letterhead of Vorys, Sater, Seymour and Pease LLP]

April 29, 2005

Board of Directors
The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, OH 43041

Ladies and Gentlemen:

     We have acted as counsel to The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof in order to register 150,000 common shares, without par value (the “Common Shares”), under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), for issuance under The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Plan”).

     In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of (a) the Registration Statement; (b) the Plan; (c) the Company’s Initial Articles of Incorporation, as amended (the “Articles”); (d) the Company’s Code of Regulations (the “Regulations”); (e) certain corporate records of each of the Company and its public company predecessor, The Scotts Company, an Ohio corporation (“Scotts”), including resolutions adopted by the directors and the shareholders of Scotts and resolutions adopted by the directors of the Company; and (f) the Agreement and Plan of Merger, dated as of December 13, 2004, by and among Scotts, The Scotts Company LLC and the Company (the “Merger Agreement”). We have also relied upon such representations of the officers of the Company and Scotts and examined such authorities of law as we have deemed relevant as a basis for this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the

Board of Directors
April 29, 2005

authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.

     We have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

     As used herein, the phrase “validly issued” means that particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under Chapter 1701 of the Ohio Revised Code (the “Ohio General Corporation Law”) and the Company’s Articles and Regulations.

     Based upon and subject to the foregoing and subject to the qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the 150,000 Common Shares to be registered under the Registration Statement have been issued and delivered by the Company against payment therefor in accordance with the terms and conditions of the Plan and any agreements entered into by participants in the Plan with the Company as contemplated by the Plan, said 150,000 Common Shares will be validly issued, fully paid and non-assessable, assuming compliance with applicable securities laws.

     We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

     This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

     This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the 150,000 Common Shares covered by the Registration Statement pursuant to the Plan and the filing of the Registration Statement and any amendments thereto and may not be relied upon for any other purpose.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Board of Directors
April 29, 2005

     Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent.

Sincerely,

/s/ Vorys, Sater, Seymour and Pease LLP

VORYS, SATER, SEYMOUR AND PEASE LLP

ETF/i